UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c)

            On January 5, 2011, PremierWest Bancorp announced the retirement of Michael Fowler, Executive Vice President & Chief Financial Officer, and the appointment of Douglas Biddle, age 57, as Executive Vice President & Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.  Mr. Fowler gave notice of his retirement on January 4, 2011, with an effective date of January 31, 2011.  Mr. Biddle begins serving as Executive Vice President & Chief Financial Officer effective January 5, 2011.

Mr. Biddle served in various capacities at Plumas Bancorp and Plumas Bank, a community bank with branches in Northern California and total assets of approximately $500 million, including as President and CEO from 2005 to 2010, as Chief Financial Officer from 1990 to 2003, and as Chief Operating Officer from 2003 to 2005. Mr. Biddle’s annual salary is $175,000, and he will receive a relocation allowance of $40,000 and a 5,000 share long term restricted stock grant.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	By:	PREMIERWEST BANCORP (Registrant) /s/ Tom Anderson____________________ Tom Anderson Executive Vice President and Chief Administrative Officer